Affinity Bancshares, Inc.

Announces Fourth Quarter and Full Year 2023

Financial Results

Affinity Bancshares, Inc. (NASDAQ:“AFBI”) (the “Company”), February 1, 2024, the holding company for Affinity Bank (the “Bank”), today announced net income of $1.5 million for the three months ended December 31, 2023, as compared to $1.7 million for the three months ended December 31, 2022.

	At or for the three months ended,
Performance Ratios:	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Net income (in thousands)	$1,514	$1,623	$1,590	$1,722	$1,699
Diluted earnings per share	0.23	0.25	0.24	0.26	0.26
Common book value per share	18.94	18.50	18.34	18.02	17.73
Tangible book value per share (1)	16.08	15.63	15.47	15.20	14.92
Total assets (in thousands)	843,258	855,431	876,905	932,302	791,283
Return on average assets	0.70%	0.74%	0.71%	0.84%	0.84%
Return on average equity	5.03%	5.42%	5.37%	5.90%	5.78%
Equity to assets	14.41%	13.85%	13.45%	12.69%	14.80%
Tangible equity to tangible assets (1)	12.50%	11.95%	11.59%	10.92%	12.75%
Net interest margin	3.32%	3.36%	3.17%	3.58%	3.85%
Efficiency ratio	74.30%	71.78%	71.68%	69.73%	71.38%
(1) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Net Income

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Net income was $1.5 million for the three months ended December 31, 2023, as compared to $1.7 million for the three months ended December 31, 2022, as a result of an increase in deposit interest expense offset partially by an increase in interest income.
•
Net income was $6.4 million for the year ended December 31, 2023 as compared to $7.1 million for the year ended December 31, 2022, as a result of an increase in deposit interest expense and recognition of the remaining fair value mark on acquired Federal Home Loan Bank ("FHLB") advances that was recognized upon payoff during the first quarter 2022, partially offset by an increase in interest income.

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Results of Operations

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Net interest income was $6.7 million for the three months ended December 31, 2023 compared to $7.3 million for the three months ended December 31, 2022. The decrease was due to an increase in deposit costs partially offset by an increase in interest income.
•
Net interest income was $27.2 million for the year ended December 31, 2023 compared to $29.8 million for the year ended December 31, 2022. The decrease was due to an increase in deposit costs and recognition of the remaining fair value mark on acquired FHLB advances that was recognized upon payoff during the first quarter of 2022, partially offset by an increase in interest income.
•
Net interest margin for the three months ended December 31, 2023 decreased to 3.32% from 3.85% for the three months ended December 31, 2022. Net interest margin for the year ended December 31, 2023 decreased to 3.35% from 4.14% for the year ended December 31, 2022. The decreases in the margin relate to increases in our costs of funds exceeding our increases in our yield on interest-earning assets. The decrease in the margin for the year ended December 31, 2023 was also impacted by the fair value mark on the FHLB advances from acquisition that was recognized upon payoff during the first quarter of 2022.
o
Adjusted net interest margin for the year ended December 31, 2023 (see Non-GAAP reconciliation) decreased 65 basis points from 4.00% for the year ended December 31, 2022 to 3.35%.
•
Noninterest income increased $40,000 to $606,000 for the three months ended December 31, 2023 and had an increase of $64,000 to $2.5 million for the year ended December 31, 2023 as compared to 2022.
•
Non-interest expense decreased $209,000 to $5.4 million for the three months ended December 31, 2023 compared to the same period in 2022, due to decreases in salaries, occupancy, and advertising expenses offset by increases in data processing and other expenses. Non-interest expense decreased $808,000 to $21.3 million for the year ended December 31, 2023 compared to 2022 and was a result of the FHLB prepayment penalties paid in the first quarter of 2022 and decreases in advertising expense and other expenses.

Financial Condition

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Total assets increased $52.0 million to $843.3 million at December 31, 2023 from $791.3 million at December 31, 2022, as we increased cash to further enhance liquidity.
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Total gross loans increased $13.6 million to $659.9 million at December 31, 2023 from $646.2 million at December 31, 2022.
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Non-owner occupied office loans totaled $26.7 million at December 31, 2023; average loan-to-value ratio on these loans is 41.0%, including
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$11.0 million medical/dental tenants and
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$15.7 million to other various tenants.
•
Investment securities held-to-maturity unrealized losses were $277,000, net of tax. Investment securities available-for-sale unrealized losses were $6.3 million, net of tax.
•
Cash and cash equivalents increased $23.7 million to $50.0 million at December 31, 2023 from $26.3 million at December 31, 2022, primarily due to an increase in deposits and borrowings.
•
Deposits increased by $17.2 million to $674.4 million at December 31, 2023 compared to $657.2 million at December 31, 2022, in part due to an increase in certificates of deposits of $95.0 million offset by a $77.7 million decrease in non-time deposits, as customers increased deposits in higher-yielding accounts during the current interest rate environment. The certificates of deposit increase included brokered deposits issued in 2023 totaling $72.4 million. Brokered deposits have an average life of 2.4 years and an average interest rate of 4.87%.
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Uninsured deposits were approximately $95.5 million at December 31, 2023 and represented 14.0% of total deposits, excluding deposits collateralized by public funds and internal accounts.
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Borrowings increased by $30.0 million to $40.0 million at December 31, 2023 compared to $10.0 million at December 31, 2022 as we continue to evaluate borrowing needs related to enhancing bank liquidity.

Asset Quality

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Non-performing loans increased to $7.4 million at December 31, 2023 from $6.7 million at December 31, 2022.
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The allowance for credit losses as a percentage of non-performing loans was 120.1% at December 31, 2023, as compared to 138.8% at December 31, 2022.
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Allowance for credit losses to total loans decreased to 1.35% at December 31, 2023 from 1.46% at December 31, 2022.
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Net loan charge-offs were $404,000 for the year ended December 31, 2023, as compared to net recoveries of $62,000 for the year ended December 31, 2022.

About Affinity Bancshares, Inc.

The Company is a Maryland corporation based in Covington, Georgia. The Company’s banking subsidiary, Affinity Bank, opened in 1928 and currently operates a full-service office in Atlanta, Georgia, two full-service offices in Covington, Georgia, and a loan production office serving the Alpharetta and Cumming, Georgia markets.

Forward-Looking Statements

In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which describe the future plans, strategies and expectations of the Company. Forward-looking statements can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “target” and words of similar meaning. Forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Accordingly, you should not place undue reliance on such statements. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this report. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in general economic conditions, interest rates and inflation; changes in asset quality; our ability to access cost-effective funding; fluctuations in real estate values; changes in laws or regulations; changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; changes in technology; failures or breaches of our IT security systems; our ability to introduce new products and services and capitalize on growth opportunities; changes in the value of our goodwill and other intangible assets; our ability to successfully integrate acquired operations or assets; changes in accounting policies and practices; our ability to retain key employees; the effects of any pandemic; and the effects of natural disasters and geopolitical events, including terrorism, conflict and acts of war. These risks and other uncertainties are further discussed in the reports that the Company files with the Securities and Exchange Commission.

Average Balance Sheets

The following tables set forth average balance sheets, average annualized yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are monthly average balances. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense.

	For the Three Months Ended December 31,
	2023			2022
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$661,913	$9,290	5.57%	$650,922	$8,032	4.90%
Investment securities held-to-maturity	34,194	528	6.13%	8,809	130	5.85%
Investment securities available-for-sale	47,268	473	3.97%	42,653	323	3.00%
Interest-earning deposits and federal funds	53,442	709	5.26%	53,238	485	3.61%
Other investments	5,177	83	6.36%	758	8	4.19%
Total interest-earning assets	801,994	11,083	5.48%	756,380	8,978	4.71%
Non-interest-earning assets	52,938			50,538
Total assets	$854,932			$806,918

Interest-bearing liabilities:
Interest-bearing checking accounts	$90,298	$99	0.43%	$95,200	$42	0.18%
Money market accounts	143,312	1,069	2.96%	161,901	470	1.15%
Savings accounts	76,732	558	2.89%	103,772	499	1.91%
Certificates of deposit	221,817	2,352	4.21%	117,102	610	2.07%
Total interest-bearing deposits	532,159	4,078	3.04%	477,975	1,621	1.35%
FHLB advances and other borrowings	29,348	300	4.06%	2,717	20	2.92%
Total interest-bearing liabilities	561,507	4,378	3.09%	480,692	1,641	1.35%
Non-interest-bearing liabilities	174,077			209,683
Total liabilities	735,584			690,375
Total stockholders' equity	119,348			116,543
Total liabilities and stockholders' equity	$854,932			$806,918
Net interest rate spread			2.39%			3.36%
Net interest income		$6,705			$7,337
Net interest margin			3.32%			3.85%

	For the Year Ended December 31,
	2023			2022
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$660,045	$35,422	5.37%	$624,908	$30,045	4.81%
Investment securities held-to-maturity	33,850	2,078	6.14%	2,220	130	5.86%
Investment securities available-for-sale	49,024	1,772	3.61%	45,594	1,150	2.52%
Interest-earning deposits and federal funds	65,333	3,236	4.95%	45,674	771	1.69%
Other investments	3,014	192	6.37%	1,027	38	3.70%
Total interest-earning assets	811,266	42,700	5.26%	719,423	32,134	4.47%
Non-interest-earning assets	51,987			51,397
Total assets	$863,253			$770,820

Interest-bearing liabilities:
Interest-bearing checking accounts	$92,030	$271	0.29%	$96,892	$176	0.18%
Money market accounts	140,630	3,542	2.52%	154,237	752	0.49%
Savings accounts	85,555	2,238	2.62%	89,015	856	0.96%
Certificates of deposit	211,285	8,042	3.81%	97,948	1,449	1.48%
Total interest-bearing deposits	529,500	14,093	2.66%	438,092	3,233	0.74%
FHLB advances and other borrowings	32,808	1,409	4.29%	9,887	(854)	(8.64)%
Total interest-bearing liabilities	562,308	15,502	2.76%	447,979	2,379	0.53%
Non-interest-bearing liabilities	182,144			204,842
Total liabilities	744,452			652,821
Total stockholders' equity	118,801			117,999
Total liabilities and stockholders' equity	$863,253			$770,820
Net interest rate spread			2.50%			3.94%
Net interest income		$27,198			$29,755
Net interest margin			3.35%			4.14%

AFFINITY BANCSHARES, INC.

Consolidated Balance Sheets

	December 31, 2023	December 31, 2022
	(Dollars in thousands except per share amounts)
Assets
Cash and due from banks	$6,030	$2,928
Interest-earning deposits in other depository institutions	43,995	23,396
Cash and cash equivalents	50,025	26,324
Investment securities available-for-sale	48,561	46,200
Investment securities held-to-maturity (estimated fair value of $33,835, net of allowance for credit losses of $45 at December 31, 2023 and estimated fair value of $26,251 at December 31, 2022)	34,206	26,527
Other investments	5,434	1,082
Loans	659,876	646,234
Allowance for credit loss on loans	(8,921)	(9,325)
Net loans	650,955	636,909
Other real estate owned	2,850	2,901
Premises and equipment, net	3,797	4,257
Bank owned life insurance	16,086	15,724
Intangible assets	18,366	18,558
Other assets	12,978	12,801
Total assets	$843,258	$791,283

Liabilities and Stockholders' Equity

Liabilities:
Non-interest-bearing checking	$154,689	$190,297
Interest-bearing checking	85,362	91,167
Money market accounts	138,673	148,097
Savings accounts	74,768	101,622
Certificates of deposit	220,951	125,989
Total deposits	674,443	657,172
Federal Home Loan Bank advances and other borrowings	40,000	10,025
Accrued interest payable and other liabilities	7,299	6,983
Total liabilities	721,742	674,180
Stockholders' equity:
Common stock (par value $0.01 per share, 40,000,000 shares authorized; 6,416,628 issued and outstanding at December 31, 2023 and 6,605,384 issued and outstanding at December 31, 2022)	64	66
Preferred stock (10,000,000 shares authorized, no shares outstanding)	—	—
Additional paid in capital	61,026	63,130
Unearned ESOP shares	(4,587)	(4,795)
Retained earnings	71,345	65,357
Accumulated other comprehensive loss	(6,332)	(6,655)
Total stockholders' equity	121,516	117,103
Total liabilities and stockholders' equity	$843,258	$791,283

AFFINITY BANCSHARES, INC.

Consolidated Statements of Income

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
	(Dollars in thousands except per share amounts)
Interest income:
Loans, including fees	$9,290	$8,032	$35,422	$30,045
Investment securities	1,084	461	4,042	1,318
Interest-earning deposits	709	485	3,236	771
Total interest income	11,083	8,978	42,700	32,134
Interest expense:
Deposits	4,078	1,621	14,093	3,233
FHLB advances and other borrowings	300	20	1,409	(854)
Total interest expense	4,378	1,641	15,502	2,379
Net interest income before provision for credit losses	6,705	7,337	27,198	29,755
Provision for credit losses	(49)	50	(42)	704
Net interest income after provision for credit losses	6,754	7,287	27,240	29,051
Noninterest income:
Service charges on deposit accounts	398	406	1,620	1,611
Other	208	160	846	791
Total noninterest income	606	566	2,466	2,402
Noninterest expenses:
Salaries and employee benefits	3,205	3,002	12,252	12,221
Occupancy	584	725	2,503	2,523
Data processing	520	471	2,025	1,947
FHLB prepayment penalties	—	—	—	647
Other	1,123	1,443	4,538	4,788
Total noninterest expenses	5,432	5,641	21,318	22,126
Income before income taxes	1,928	2,212	8,388	9,327
Income tax expense	414	513	1,940	2,193
Net income	$1,514	$1,699	$6,448	$7,134
Weighted average common shares outstanding
Basic	6,406,156	6,628,847	6,476,767	6,669,389
Diluted	6,486,442	6,708,922	6,557,053	6,761,771
Basic earnings per share	$0.24	$0.26	$1.00	$1.07
Diluted earnings per share	$0.23	$0.26	$0.98	$1.06

Explanation of Certain Unaudited Non-GAAP Financial Measures

Reported amounts are presented in accordance with GAAP. Additionally, the Company believes the following information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to the Non-GAAP Reconciliation tables below for details on the earnings impact of these items.

	For the Three Months Ended
Non-GAAP Reconciliation	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022
Tangible book value per common share reconciliation
Book Value per common share (GAAP)	$18.94	$18.50	$18.34	$18.02	$17.73
Effect of goodwill and other intangibles	(2.86)	(2.87)	(2.87)	(2.82)	(2.81)
Tangible book value per common share	$16.08	$15.63	$15.47	$15.20	$14.92
Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	14.41%	13.85%	13.45%	12.69%	14.80%
Effect of goodwill and other intangibles	(1.91)%	(1.90)%	(1.86)%	(1.77)%	(2.05)%
Tangible equity to tangible assets (1)	12.50%	11.95%	11.59%	10.92%	12.75%
(1) Tangible assets is total assets less intangible assets. Tangible equity is total equity less intangible assets.

	For the
	Year Ended December 31,
	2023	2022
Operating net income reconciliation
Net income (GAAP)	$6,448	$7,134
FHLB mark from called borrowings	—	(988)
FHLB prepayment penalties	—	647
Income tax expense	—	87
Operating net income	$6,448	$6,880
Weighted average diluted shares	6,557,053	6,761,771
Adjusted diluted earnings per share	$0.98	$1.02

Net interest income	$27,198	$29,755
FHLB mark from called borrowings	—	(988)
Adjusted Net interest income	$27,198	$28,767
Adjusted Net interest income reconciliation
Net interest margin (GAAP)	3.35%	4.14%
Effect of FHLB mark from called borrowings	0.00	(0.14)
Adjusted Net interest margin	3.35%	4.00%